UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K/A

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

ACCESS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Stemmons Freeway, Suite 176Dallas, Texas	75207

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(214) 905-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Access Pharmaceuticals, Inc (“Access”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on January 9, 2008 (the “Initial Filing”), relating to the entry into and the completion of Access’ acquisition of Somanta Pharmaceuticals, Inc. (“Somanta”), Somanta Incorporated, a Delaware corporation and a wholly owned subsidiary of Somanta and Somanta Limited, a company organized under the laws of England and a wholly–owned subsidiary of Somanta.

This Amendment No. 2 to the Initial Filing on Form 8-K/A is being filed solely to amend and restate Item 9.01(a) of the Amended Filing to incorporate by reference both audited and unaudited financial statements of Somanta Pharmaceuticals, Inc. and to include the Securities and Exchange file number, filings and the filing dates of Somanta Pharmaceuticals, Inc. audited consolidated financial statements and unaudited interim financial statements. Except as set forth above, no other changes are being made to the Initial Filing.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of Somanta Pharmaceuticals, Inc. and the unaudited interim financial statements of Somanta Pharmaceuticals, Inc. are hereby incorporated by reference. The statements were audited by Stonefield Josephson, Inc.

Form        Period       Date Filed    File No 000-20297
10QSB    07/31/07    09/19/07        071323481
10KSB    04/30/07    07/12/07        071120706
10QSB    01/31/07    03/19/07        07702827
10QSB    10/31/06    12/11/07        061268275
10QSB    07/31/06    09/05/06        061074569
10KSB    04/30/06    07/19/06        06969700

(b) Pro Forma Financial Information

The following unaudited pro forma condensed combined financial statements apply to the merger between Somanta and Access, by which Somanta became a wholly owned subsidiary of Access, and are based upon the historical condensed consolidated financial statements and notes thereto (as applicable) of Access and Somanta, which are incorporated by reference into this Form 8K/A. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the merger as if the merger had been completed on December 31, 2007 and combines Access’s December 31, 2007 audited consolidated balance sheet with Somanta’s January 4, 2008 unaudited consolidated balance sheet. The unaudited pro forma condensed combined statement of operations gives pro forma effect to the merger as if it had been completed on January 1, 2007 and combines Access’ audited consolidated statement of operations for the year ended December 31, 2007, with Somanta’s unaudited consolidated statement of operations for the nine months ended October 31, 2007.

The pro forma adjustments are based upon available information and certain assumptions that Access believes are reasonable under the circumstances.

Total consideration paid in connection with the acquisition included:
•
Approximately 1.5 million shares of Access common stock was issued to the common and preferred shareholders of Somanta as consideration having a value of approximately $4,650,000 (the value was calculated using Access’ stock price on January 4, 2008 times the shares issued);

•
exchange all outstanding warrants for Somanta common stock for warrants to purchase 191,991 shares of Access common stock at exercise prices ranging between $18.55 and $69.57 per share. The warrants were valued at approximately $281,000. All of the warrants are exercisable immediately and expire approximately four years from date of issue. The weighted average fair value of the warrants was $1.46 per share on the date of the grant using the Black-Scholes pricing model with the following assumptions: expected dividend yield 0.0%, risk-free interest rate 3.26%, expected volatility 114% and an expected term of approximately 4 years;

•	an aggregate of $475,000 in direct transaction costs; and
•	cancelled receivable from Somanta of $931,000.

Approximately $8,879,000 of the purchase price represents the estimated fair value of the acquired in-process research and development projects that have no alternative future use. Accordingly this amount was immediately expensed and for the purposes of this pro forma is included in additional paid-in capital.

The following table summarizes the initial fair values of the assets acquired and liabilities assumed at the date of the acquisition (in thousands) based on a preliminary valuation. Subsequent adjustments may be recorded upon the completion of the valuation and the final determination of the purchase price allocation.

Cash                                                                $          1
Prepaid expenses                                                            25
Office equipment, net                                                    14
Accounts payable                                                     (2,582)
In-process research & development              8,879
$6,337

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Access and Somanta with the Securities and Exchange Commission.

Pro Forma Condensed Combined Balance Sheet
As of December 31, 2007
(Unaudited)

Historical

	Access	Somanta	Pro Forma Adjustments			Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$159,000	$2,000				$161,000
Short term investments, at cost	6,762,000					6,762,000
Receivables	35,000					35,000
Receivables from Somanta	931,000		(931,000)		(d)	-
Prepaid expenses and other current expenses	410,000	25,000	(410,000)		(c)	25,000
Total current assets	8,297,000	27,000				6,983,000

Property and equipment, net	130,000	14,000				144,000
Patents net	710,000					710,000
Other assets	12,000					12,000
Total assets	$9,149,000	$41,000				$7,849,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$1,796,000	$2,583,000	(410,000)		(c)	$3,969,000
Accrued interest payable	130,000					130,000
Current portion of deferred revenue	68,000					68,000
Current portion of long-term debt net of discount	64,000	856,000	(856,000)		(d)	64,000
Total current liabilities	2,058,000	3,439,000				4,231,000

Long-term deferred revenue	910,000					910,000
Long-term debt	5,500,000					5,500,000
Total liabilities	8,468,000	3,439,000				10,641,000

Stockholders’ equity (deficit)
Preferred stock	-	-				-
Common stock	36,000	15,000	15,000 (15,000)		(a) (b)	51,000
Additional paid-in capital	116,018,000	7,615,000	4,756,000 (7,615,000)		(a) (b)	120,774,000
Notes receivable from stockholders	(1,045,000)					(1,045,000)
Treasury stock, at cost	(4,000)					(4,000)
Accumulated deficit	(114,324,000)	(11,028,000)	(4,771,000)		(a)	(122,568,000)
			(3,398,000 11,028,000 (75,000	) )	(b) (b) (d)
Total stockholders’ equity (deficit)	681,000	(3,398,000)				(2,792,000)
Total liabilities and stockholders’ equity (deficit)	$9,149,000	$41,000				$7,849,000

See accompanying Notes to Pro Forma Condensed Combined Balance Sheet

Notes to Pro Forma Condensed Combined Balance Sheet

Note 1: The above statement gives effect to the following pro forma adjustments necessary to reflect the merger of Access and Somanta, as if the transaction had occurred January 1, 2007. Somanta statements used were as of January 4, 2008 (unaudited).

a)
To record the exchange, for accounting purposes, by Somanta shareholders of their preferred and common stock (valued at $4,650,000) for 1,500,000 shares of Access (or 1,500,000 shares valued at the stock price of $3.10 per share) and record the exchange of Somanta warrants for Access warrants valued at a fair value of $281,000. The value placed on the shares was determined based on the Access stock price at January 4, 2008, the date of the acquisition.

b)	To eliminate the shareholders equity section and warrant liabilities of Somanta in connection with the merger and credit the net equity to combined deficit.

c)	Accrual of $410,000 of legal, accounting and other professional fees relating to the merger.

d)	Eliminate intercompany notes receivable and payable of $856,000 and other Somanta costs of $75,000 totaling $931,000.

After the consummation of the transactions described herein, Access had 100,000,000 common shares authorized, approximately 5,085,023 common shares issued and outstanding, 2,000,000 preferred shares authorized with approximately 3,227.3617 shares of Series A cumulative Convertible Preferred Stock issued and outstanding.

Pro Forma Condensed Combined Statement of Operations
For the Twelve Months Ended December 31, 2007
(Unaudited)

Historical

	Access			Somanta		Pro Forma Combined

Revenues		$57,000			$1,000		$58,000

Expenses
Research and development		2,602,000			445,000		3,047,000
General and administrative		4,076,000			1,889,000		5,965,000
Depreciation and amortization		279,000			-		279,000
Total expenses		6,957,000			2,334,000		9,791,000

Profit/(Loss) from operations		(6,900,000)			(2,333,000)		(9,233,000)

Interest and miscellaneous income		125,000			(3,000)		122,000
Interest and other expenses		(3,514,000)			(27,000)		(3,541,000)
Loss on extinguishment of debt		(11,628,000)			-		(11,628,000)
Change in fair value of warrant liabilities		-			5,119,000		5,119,000
Currency translation loss		-			(1,000)		(1,000)
		(15,017,000)			5,088,000		(9,929,000)
Profit/(Loss) before discontinued operations and before income tax benefit		(21,917,000)			2,755,000		(19,162,000)
Income tax benefit		61,000			(5,000)		56,000
Profit/(Loss) from continuing operations		(21,856,000)			2,750,000		(19,106,000)

Less preferred stock dividends		(14,908,000)			-		(14,908,000)
Loss from continuing operations allocable to common stockholders		(36,764,000)			2,750,000		(34,014,000)
Discontinued operations, net of taxes of $61,000		112,000			-		112,000
Net profit/(loss) allocable to common stockholders		$(36,652,000)			$2,750,000		$(33,902,000)

Basic and diluted loss per common share Profit/(Loss) from continuing operations allocable to all common stockholders Discontinued operations Net (loss) allocable to common stockholders	$ $	(10.35 0.03 (10.32	) )	$ $	0.19 - 0.19	$ $	(6.73 0.02 (6.71	) )

Weighted average basic and diluted common shares outstanding		3,552,006			14,630,402		5,052,006

Notes to Pro Forma Condensed Combined Statement of Operations

Note 1: The above statement gives effect to the merger of Access and Somanta, as if the merger had occurred on January 1, 2006. Somanta statements used were for the nine months ended October 31, 2007.

Note 2: The pro forma combined-weighted average number of common outstanding shares is based on the weighted average number of shares of common stock of Access during the period plus those shares to be issued in conjunction with the merger. A reconciliation between Access' historical weighted average shares outstanding and pro forma weighted average shares outstanding and pro forma weighted average shares outstanding is as follows:

Historical	3,552,006
Somanta equivalent shares giving effect to the merger	1,500,000
Total	5,052,006

(c) Exhibits

Number	Title
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Press Release dated January 7, 2008 entitled “Access Pharmaceuticals Closes Acquisition of Somanta Pharmaceuticals”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	Stephen B. Thompson
Vice President, Chief Financial Officer

Date:  September 22, 2008

Exhibit Index

Exhibit No.                              Description

23.1                                           Consent of Independent Registered Public Accounting Firm
99.1                                           Press release issued by Access Pharmaceuticals, Inc. dated January 7, 2008.